                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                              ZAP.COM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                 [ZAPATA LOGO]

                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zap.Com Corporation, to be held on June 8, 2004, at 11:00 a.m., local time, at the offices of Woods Oviatt Gilman LLP, 700 Crossroads Building, 2 State Street, Rochester, New York 14614. At the meeting, we will consider those matters described in the accompanying notice of annual meeting of stockholders, report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2003 containing financial statements preceded or accompanies this mailing.

     We appreciate your continued interest in Zap.Com.

                                          Sincerely,

                                          /s/ Avram A. Glazer

                                          AVRAM A. GLAZER,
                                          President and Chief Executive Officer

                              ZAP.COM CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618
                                 (585) 242-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2004

To the Stockholders of Zap.Com Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zap.Com Corporation, a Nevada corporation ("Zap.Com" or the "Company"), will be held at the offices of Woods Oviatt Gilman LLP, 700 Crossroads Building, 2 State Street, Rochester, New York 14614, on June 8, 2004, at 11:00 a.m., local time, for the following purposes:

          1. To elect a director;

          2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has set the close of business on April 16, 2004 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available during normal business hours at the offices of the Company for inspection at least ten days prior to the Annual Meeting. A copy of the Annual Report of the Company's operations during the year ended December 31, 2003 and Zap.Com's Information Statement accompanies this notice.

     Stockholders are cordially invited and encouraged to attend the Annual Meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ Avram A. Glazer

                                          AVRAM A. GLAZER,
                                          President and Chief Executive Officer

Rochester, New York
April 21, 2004

                              ZAP.COM CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618
                                 (585) 242-2000

                             INFORMATION STATEMENT

     This Information Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished to the stockholders of Zap.Com Corporation ("Zap.Com" or the "Company") by the Board of Directors in connection with the Annual Meeting of Stockholders to be held on June 8, 2004, at 11:00 a.m., local time, at the at the offices of Woods Oviatt Gilman LLP, 700 Crossroads Building, 2 State Street, Rochester, New York 14614, and at any adjournments thereof (the "Annual Meeting").

     It is contemplated that this Information Statement will first be mailed to Zap.Com stockholders on or about April 28, 2004. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     The principal executive offices of the Company are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618; telephone (585) 242-2400.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zap.Com will be asked to consider and vote upon the election of a director, the ratification of appointment of the Company's independent auditors and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The proposals are described in more detail in this Information Statement. The Board knows of no other matters that are likely to be brought before the Annual Meeting.

RECORD DATE; OUTSTANDING SHARES

     The Board of Directors of the Company has fixed the close of business on April 16, 2004 (the "Record Date") as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. As of the Record Date, the Company's issued and outstanding capital stock consisted of 50,004,474 shares of common stock, par value $.001 per share (the "Common Stock"), which was held by approximately 1,500 holders of record. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company's only outstanding class of stock as of the date of this Information Statement. As of the date of this Information Statement, Zapata Corporation ("Zapata") holds 48,972,258 shares of Zap.Com common stock, or approximately 98% of Zap.Com's outstanding Common Stock. Accordingly, Zapata will be able to determine the outcome of the director election and each proposal to be presented at the Annual Meeting. Zapata has informed Zap.Com that it intends to vote in accordance with the Board's recommendations on all proposals to be presented at the Annual Meeting.

QUORUM; ABSTENTIONS AND NON-VOTES; VOTE REQUIRED

     The presence at the meeting, in person or by proxy, of the holders of a majority of the Company's outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed for a period of not more than 30 days at any one time, until a quorum is in attendance.

     With respect to the election of directors, the nominee receiving the highest number of affirmative votes will be elected to the Board of Directors. The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting will be necessary to ratify the Board's appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the independent auditors.

            The date of this Information Statement is April 21, 2004

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     Pursuant to the Company's Restated Articles of Incorporation (the "Restated Articles") and By-Laws, the size of the Board is currently set at one director. Avram Glazer is the sole director.

     Directors will be elected by a plurality of the votes cast for director nominees at the Annual Meeting.

     Mr. Glazer has nominated himself to serve for a one year term or until his successor is duly qualified or elected. Mr. Glazer, age 43, has served as the sole director and President and Chief Executive Officer of Zap.Com since its formation in April 1998. Mr. Glazer also serves as a director, Chairman of the Board, President and Chief Executive Officer of Zapata Corporation (NYSE: ZAP) which as of the date of this Information Statement holds of record and beneficially approximately 98% of the Company's outstanding common stock. Mr. Glazer has served as President and Chief Executive Officer of Zapata since 1995 and as Chairman of the Board since March 2002. Mr. Glazer also serves as Chairman of the Board and a director of Omega Protein Corporation (NYSE: OME), Zapata's majority-owned subsidiary, and as a director of Safety Components International, Inc. (OTCBB:SAFY), Zapata's majority-owned subsidiary. He has served in these capacities with Omega Protein and Safety Components since January 1998 and January 2004, respectively.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AS DIRECTOR.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During 2003, the Board of Directors met or acted by written consent once.

     Zap.Com's Board of Directors does not presently maintain any committees since the Board only consists of one director. Upon expansion of the size of the Board to three or more directors, the By-Laws require that two standing committees of the Board of Directors be activated: the audit committee and the compensation committee, each comprised of two or more directors. The members of these committees will be appointed following the expansion of the Board to three or more directors.

     The primary purpose of the audit committee will be to (1) select the firm of independent auditors that will audit Zap.Com's financial statements, (2) discuss the scope and the results of the audit with the auditors and (3) review Zap.Com's financial accounting and reporting principles. The audit committee will also examine and discuss the adequacy of Zap.Com's financial controls with the independent auditors and with management.

     The functions of the compensation committee will be to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the chief executive officer, and to administer Zap.Com's 1999 Long-Term Incentive Plan.

     Zap.Com's Board of Directors currently performs the functions of the audit committee. Given Mr. Glazer's lack of independence, the Board of Directors does not have a "financial expert" as defined by SEC rules. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

     The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. The Board of Directors identifies and evaluates nominees for director. Since the Company only has limited operations at this time and the Board of Directors only consists of one director, the Board of Directors has not adopted a policy regarding the consideration of stockholder recommendations for nominations or any formal procedures for stockholders to recommend nominations. The Board of Directors will, however, consider stockholder recommendations. Such recommendations should be addressed to Avram Glazer, President and Chief Executive Officer, at the Company's principal executive offices.

     For the same reasons, the Board of Directors has not established a formal process for stockholders to send communications to the Board of Directors. Additionally, the Board of Directors has not implemented a formal policy regarding director attendance at the Annual Meeting. Last year the Company's sole director attended the Annual Meeting.

DIRECTOR COMPENSATION

     Each director who is not an employee of Zap.Com will be compensated for serving as a director at a set dollar amount to be determined by the Board. In addition, each new non-employee director will, upon joining the Board, be granted options under the Zap.Com 1999 Long-Term Incentive Plan to purchase shares of Zap.Com Common Stock at the fair market value for the shares. The Board will determine the number and terms of the options to be granted to the new director. There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other persons under which that person was selected to serve as a director or officer.

EXECUTIVE OFFICERS

     The Company's officers serve at the pleasure of the Board of Directors. The following table sets forth information concerning the executive officers of Zap.Com as of the date of this Information Statement:

NAME                                        AGE                        POSITION
----                                        ---                        --------
Avram A. Glazer...........................  43    President and Chief Executive Officer
Leonard DiSalvo...........................  45    Vice President -- Finance and Chief Financial
                                                  Officer
Gordon E. Forth...........................  42    Secretary

     Leonard DiSalvo, age 45, has served as Zap.Com's Vice President -- Finance and Chief Financial Officer since April 1999. Mr. DiSalvo serves as Zapata's Vice President -- Finance and Chief Financial Officer, a position he has held since joining Zapata in September 1998. Mr. DiSalvo also serves as a director of Zapata's majority-owned subsidiary, Safety Components International, Inc. (OTCBB:SAFY), a position he has held since January 2004. Mr. DiSalvo serves as Chairman of the Safety Components' Compensation Committee. Mr. DiSalvo has 20 years of experience in the areas of finance and accounting. Mr. DiSalvo served as a finance manager for Constellation Brands, Inc., a national manufacturer and distributor of wine, spirits and beer since 1996. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo is a Certified Public Accountant.

     Gordon E. Forth, age 42, has served as Zap.Com's Secretary since April 1999. Mr. Forth also serves as Zapata's secretary. Mr. Forth is a partner of Woods Oviatt Gilman LLP, a Rochester, New York based law firm, which provides legal services to both Zapata and Zap.Com. Mr. Forth has practiced law at Woods Oviatt Gilman since 1987.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Company has adopted a Code of Ethics and Business Conduct that applies to all of the Company's directors and key employees, including the Company's principal executive officer, principal accounting officer or controller or persons performing similar functions (collectively, the "Selected Officers"). The Company will provide without charge, upon request, a copy of the Code of Business Conduct and Ethics. Anyone wishing to obtain a copy should write to Zap.Com Corporation Investor Relations, 100 Meridian Centre Suite 350, Rochester, NY 14618.

                             EXECUTIVE COMPENSATION

     Zap.Com presently has no employment agreements with its officers or other key employees. A portion of the cost of the compensation of Zap.Com's executives who are also employed by Zapata are allocated to Zap.Com under a services agreement between Zapata and Zap.Com. Zap.Com has not reimbursed Zapata for those costs, but has recognized these amounts as additional capital contributions from Zapata. These costs were based upon an estimate of the amount of time devoted by those employees to the operation and affairs of each corporation.

     The following table sets forth information regarding compensation in each of the last three completed fiscal years, for services in all capacities rendered to the Company and its subsidiaries by the Company's President and Chief Executive Officer ("Named Officers"). None of the Company's other executive officers received annual compensation in excess of $100,000 during any of the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                          --------------------------------
                                                   ANNUAL COMPENSATION               SECURITIES
                                          FISCAL   --------------------              UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR    SALARY($)   BONUS($)              OPTIONS(#)
---------------------------               ------   ---------   --------   --------------------------------
Avram A. Glazer,........................   2003      $  --(1)      --                     --
  President and Chief Executive Officer    2002         --(1)      --                     --
                                           2001         --(1)      --                     --

---------------
(1) Mr. Glazer serves as Chairman of the Board, President and Chief Executive Officer of Zapata and as President and Chief Executive Officer of Zap.Com. Zap.Com recognized approximately $4,000, $4,000 and $0 as contributed capital from Zapata Corporation for Mr. Glazer's annual salary for 2003, 2002 and 2001, respectively, under a shared services agreement between the two companies. No amounts of Mr. A. Glazer's bonuses were allocated to Zap.Com.

     No options were granted to any Named Officer during 2003.

     The following sets forth for each of the Named Officers options exercised and the number and value of securities underlying unexercised options held by the Named Officers as of the end of 2003.

         AGGREGATED OPTIONS EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING
                                                         UNEXERCISED OPTIONS           VALUE OF UNEXERCISED
                              SHARES                     AT FISCAL YEAR-END            IN-THE-MONEY OPTIONS
                             ACQUIRED      VALUE     ---------------------------        AT FISCAL YEAR-END
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                        -----------   --------   -----------   -------------   ----------------------------
Avram A. Glazer...........       --           --       365,000           --                   $0/$0
  President and Chief
  Executive Officer

---------------

(1) Based on the closing price on the NASD OTC Bulletin Board for Zap.Com's Common Stock on December 31, 2003, none of the named officer's options were "in-the-money" as of that date.

1999 LONG-TERM INCENTIVE PLAN

     The 1999 Long-Term Incentive Plan was approved by Zap.Com's Board and Zapata as Zap.Com's sole stockholder in April 1999, and amended in October 1999. Pursuant to the plan, awards may be made to existing and future officers, other employees, consultants and directors of Zap.Com from time to time. The 1999 Incentive Plan is intended to promote the long-term financial interests and growth of Zap.Com by providing employees, officers, directors and consultants of Zap.Com with appropriate incentives and rewards to enter into and continue in the employ of, or their relationship with, Zap.Com and to acquire a proprietary interest in the long-term success of Zap.Com; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

     Zap.Com's Board, or upon formation, the compensation committee (both of which are referred to below as the "committee"), makes awards under the 1999 Incentive Plan from among those eligible persons who hold positions of responsibility and whose performance, in the judgment of the committee, has a significant effect on Zap.Com's success.

     Under the 1999 Incentive Plan, 3,000,000 shares of Common Stock are available for awards. The 1999 Incentive Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, stock awards, cash awards, or other rights or interests. Stock options may be incentive stock options that comply with Section 422 of the Code. Future allocation of awards under the 1999 Incentive Plan is not currently determinable as the allocation is dependent upon future decisions to be made by the committee in its sole discretion, and the applicable provisions of the 1999 Incentive Plan.

     The exercise price of any stock option may, at the discretion of the committee, be paid in cash or by surrendering shares or another award under the 1999 Incentive Plan, valued at fair market value on the date of exercise or any combination of cash or stock.

     Stock appreciation rights are rights to receive, without payment to Zap.Com, cash or shares of Zap.Com Common Stock with a value determined by reference to the difference between the exercise or strike price of the stock appreciation rights and the fair market value or other specified valuation of the shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.

     Stock awards may consist of shares of Zap.Com Common Stock or be denominated in units of shares of Common Stock. A stock award may provide for voting rights and dividend equivalent rights.

     The committee may specify conditions for awards, including vesting service and performance conditions. Vesting conditions may include, without limitation, provision for acceleration in the case of a change-in-control of Zap.Com, vesting conditions and performance conditions, including, without limitation, performance conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates.

     An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

     An award may provide for a tax gross-up payment to a participant if a change in control of Zap.Com results in the participant owing an excise tax or other tax above the rate ordinarily applicable, due to the parachute tax provisions of Section 280G of the Code or otherwise. The gross-up payment would be in an amount so that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     Directors, officers and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and certain written representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's Common Stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the recent fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of Zap.Com has no compensation committee, or other board committee performing equivalent functions. Decisions concerning the compensation of Zap.Com executives, Avram Glazer and Leonard DiSalvo are made by the Compensation Committee of the Board of Directors of Zapata Corporation. The Board of Directors of Zap.Com is comprised only of Avram Glazer, Zap.Com's President and Chief Executive Officer. No compensation for service to Zap.Com was paid to Mr. Glazer or Mr. DiSalvo for the last fiscal year.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     No compensation was paid by the Company to its Named Officer in 2003, 2002 or 2001. In prior years, the Board has followed executive compensation policies designed to provide incentives to its executives to focus on both Zap.Com's current and long-term goals, with an overriding emphasis on the ultimate objective of enhancing stockholder value. The Company's executive compensation program has been comprised of cash and equity-based incentives, which recognize individual achievement and encourage executive loyalty and initiative. The Board considers equity ownership to be an important factor in providing executives with a closer orientation to the Company and its stockholders. Accordingly, the Board has in the past granted options to purchase Common Stock pursuant to Zap.Com's 1999 Long-Term Incentive Plan.

     Base salaries for our executives have been established on a case-by-case basis by the Board, based upon the executive's level of responsibility, prior experience, breadth of knowledge, and salary requirements. The Board has granted stock options upon hiring or based upon subjective considerations as to an executive's contribution or potential contribution to the Company. Other benefits offered to executives have been generally the same as those offered to Zap.Com's other employees.

                                          Respectfully submitted,

                                          /s/ Avram A. Glazer

                                          AVRAM A. GLAZER,
                                          Director

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The Commission requires a comparison of the cumulative total return of the Company's Common Stock with that of (1) a broad equity market index and (2) a published industry or line-of-business index, or index of peer companies with similar market capitalization, over a five year period or such shorter that the Company has been registered under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"). The Company registered pursuant to Section 12 on November 12, 1999 and its common stock has traded on the NASD OTC Bulletin Board since November 30, 1999. The Company has selected to use the Russell 2000 Index as its broad market index. For the second required comparison, the Company has selected the RDG Internet Index.

     The stock price performance on the following graph does not necessarily indicate of future performance. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Information Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and it shall not otherwise be deemed filed.

                COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*
               AMONG ZAP.COM CORPORATION, THE RUSSELL 2000 INDEX
                      AND THE RDG INTERNET COMPOSITE INDEX

                               [COMPARISON CHART]

                                                   CUMULATIVE TOTAL RETURN
           --------------------------------------------------------------------------------
                                   11/99     12/99     12/00     12/01     12/02     12/03
           --------------------------------------------------------------------------------
            Zap.Com Corporation   100.00    255.56     16.67      8.44      1.78     14.67
            Russell 2000          100.00    111.32    107.96    110.64     87.98    129.55
            RDG Internet          100.00    129.68     76.08     49.87     33.08     46.10

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ZAPATA CORPORATION

     Since its inception, Zap.Com has utilized the services of the Zapata's management and staff under a shared services agreement that allocated these costs on a percentage of time basis. Zap. Com also subleases its office space in Rochester, New York from Zapata. Under the sublease agreement, annual rental payments are allocated on a cost basis. Zapata has waived its rights under the shared services agreement to be reimbursed for these expenses since May 1, 2000. For the year ended December 31, 2003, approximately $12,000 was recorded as contributed capital for these services.

OTHER

     Gordon E. Forth, who serves as corporate secretary of Zap.Com, is a partner at Woods Oviatt Gilman LLP, which has acts as counsel to Zap.Com and Zapata. Mr. Forth also serves as corporate secretary to Zapata.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth information known to Zap.Com regarding beneficial ownership of Zap.Com Common Stock as of April 16, 2004 for (1) each Named Officer and director of Zap.Com who beneficially owns shares; (2) each stockholder known to Zap.Com to beneficially own 5% or more of Zap.Com's outstanding securities; and (3) all Named Officers and directors as a group.

SHARES BENEFICIALLY OWNED

                                                                               PERCENT OF
NAME AND BENEFICIAL OWNER                                     NO. OF SHARES    OWNERSHIP
-------------------------                                     -------------   ------------
Zapata Corporation(1)(2)....................................   48,972,258         97.9%
Avram Glazer(3), President, CEO and Director................      415,000            *
All Named Officers and directors as a group (3 persons).....      525,000            *

---------------

 *  Represents ownership of less than 1.0%

(1) Zapata's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618. As a result of this ownership, Zapata controls Zap.Com. Malcolm Glazer, through an entity he owns and controls, owns beneficially and of record approximately 47% of Zapata's outstanding common stock and, by virtue of that ownership, Malcolm Glazer may be deemed to control Zapata and, therefore, to beneficially own the Zap.Com securities held by Zapata. Mr. Glazer disclaims any beneficial ownership of Zap.Com's common stock beneficially owned by Zapata.

(2) Zap.Com has registered 1,000,000 shares of Zap.Com common stock held by Zapata for resale on a shelf basis under a separate registration statement. These figures are subject to change if Zapata sells any of these shares.

(3) Includes 365,000 shares subject to options exercisable within 60 days of April 16, 2004. Avram Glazer's address is 100 Meridian Centre, Suite 350, Rochester, New York 14618. Avram Glazer also beneficially owns 17,159 shares of common stock of Zap.Com's parent company Zapata Corporation. This amount includes 13,459 shares subject to options exercisable within 60 days of March 31, 2004.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers LLP to act as the Company's independent auditors and to conduct an audit, in accordance with auditing standards generally accepted in the United States of America, of the Company's financial statements for the fiscal year ending December 31, 2004.

     The Board of Directors considers PricewaterhouseCoopers LLP to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting and entitled to vote is required for such ratification. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD'S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Our Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors, PricewaterhouseCoopers LLP. Our Board of Directors pre-approved all such audit and non-audit services provided by the independent auditors. In 2003 and 2002, the Company did not engage PricewaterhouseCoopers LLP to provide any non-audit services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. Board of Directors may also pre-approve particular services on a case-by-case basis.

                                                                 YEAR ENDED          YEAR ENDED
                                                              DECEMBER 31, 2003   DECEMBER 31, 2002
                                                              -----------------   -----------------
Audit Fees..................................................       $32,500             $34,500
Audit-Related Fees..........................................            --                  --
Tax Fees....................................................            --                  --
All Other Fees..............................................            --                  --

                                  HOUSEHOLDING

     The SEC allows the Company to deliver a single information statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as "householding," can result in significant cost savings for the Company. In order to take advantage of this opportunity, Zap.Com and banks and brokerage firms that hold your shares have delivered only one information statement and annual report to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the information statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the information statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Vice-President Finance and Chief Financial Officer, Zap.Com Corporation, 100 Meridian Centre,

Suite 350, Rochester, New York 14618, (585) 242-2000. Stockholders sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting the Company in the same manner. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the information statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

                                 OTHER MATTERS

     As of the date of this Information Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Avram A. Glazer

                                          AVRAM A. GLAZER,
                                          President and Chief Executive Officer

Rochester, New York
April 21, 2004